Exhibit 99.1

LULULEMON ATHLETICA INC. RAISES GUIDANCE FOR FOURTH QUARTER OF FISCAL 2011

Vancouver, Canada – January 10, 2012 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that the Company is raising its guidance for the fourth quarter of fiscal 2011 ending January 29, 2012.

For the fourth quarter of fiscal 2011, the Company now expects diluted earnings per share to be in the range of $0.47 to $0.49 as compared to its previous guidance range for diluted earnings per share of $0.40 to $0.42. The Company’s improved guidance reflects stronger than anticipated net revenue for the quarter.

The Company now expects net revenue to be in the range of $358 million to $363 million for the fourth quarter of fiscal 2011. This compares to the Company’s previous guidance of net revenue in the range of $327 million to $332 million for the quarter, and compares to net revenue of $245 million for the fourth quarter of fiscal 2010. Comparable-store sales for the fourth quarter of fiscal 2011 are expected to reflect a low-to-mid twenties percentage increase on a constant-dollar basis. This compares to the Company’s previous guidance of low to mid-teens comparable-store sales for the fourth quarter of fiscal 2011.

Christine Day, lululemon’s CEO stated: “Our work throughout the year building our inventory position is driving our success in the fourth quarter. Guests have responded exceptionally well to the robust assortment and bright color palette for holiday, and momentum continues with the new spring product offerings.”

Management will be presenting at the ICR XChange Conference on Wednesday, January 11, 2012 in Miami, Florida. See separate release for webcast information.

About lululemon athletica inc.

lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live a long, healthy and fun life. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Non-GAAP Financial Measure

Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a United States Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter-by-quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.

Creating components for people to live a long, healthy and fun life

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our inability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our inability to accurately forecast customer demand for our products; our inability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; our highly competitive market and increasing competition; an unforeseen disruption of our information systems; our inability to deliver our products to the market and to meet customer expectations due to problems with our distribution system; our inability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China; our inability to successfully open new store locations in a timely manner; our failure to maintain the value and reputation of our brand; our failure to comply with trade and other regulations; our competitors manufacturing and selling products based on our fabrics and manufacturing technology at lower prices than we can; our failure to protect our intellectual property rights; and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended January 30, 2011 and our Quarterly Reports on Form 10-Q for fiscal 2011, filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Contact:

Joseph Teklits/Jean Fontana

ICR, Inc.

203-682-8200

Media Contact:

Alecia Pulman

ICR, Inc.

203-682-8224

Creating components for people to live a long, healthy and fun life